Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Pinnacle Entertainment, Inc.

(Exact name of obligor as specified in its charter)

Delaware	95-3667491
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip code)

7 1/2% Senior Subordinated Notes due 2015

(Title of the indenture securities)

OTHER REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

ACE Gaming, LLC	New Jersey	54-2131351

AREH MLK LLC	Delaware	Not Applicable

AREP Boardwalk Properties LLC	Delaware	Not Applicable

Belterra Resort Indiana, LLC	Nevada	93-1199012

Biloxi Casino Corp.	Mississippi	64-0814408

Boomtown, LLC	Delaware	94-3044204

Casino Magic Corp.	Minnesota	64-0817483

Casino One Corporation	Mississippi	64-0814345

Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179

Mitre Associates LLC	Delaware	Not Applicable

OGLE HAUS, LLC	Indiana	31-1672109

PNK (Baton Rouge) PARTNERSHIP	Louisiana	72-1246016

PNK (Bossier City), Inc.	Louisiana	64-0878110

PNK (CHILE 1), LLC	Delaware	51-0553578

PNK (CHILE 2), LLC	Delaware	51-0553581

PNK Development 7, LLC	Delaware	20-4328580

PNK Development 8, LLC	Delaware	20-4486902

PNK Development 9, LLC	Delaware	20-4328766

PNK Development 13, LLC	New Jersey	20-4330677

PNK (ES), LLC	Delaware	51-0534293

PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452

PNK (Reno), LLC	Nevada	88-0101849

PNK (SCB), L.L.C.	Louisiana	72-1233908

PNK (ST. LOUIS RE), LLC	Delaware	51-0553585

PNK (STLH), LLC	Delaware	51-0553583

PSW PROPERTIES LLC	Delaware	Not Applicable

St. Louis Casino Corp.	Missouri	64-0836600

Yankton Investments, LLC	Nevada	83-0445853

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 21st day of March, 2008.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ MELONEE YOUNG
	Name:	MELONEE YOUNG
	Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	14,687
Interest-bearing balances	0
Securities:
Held-to-maturity securities	43
Available-for-sale securities	216,332
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	23,800
Securities purchased under agreements to resell	89,400
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan Andreas losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,676
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	300,982
Other assets	152,943

Total assets	$1,682,548

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LIABILITIES

Deposits:
In domestic offices	1,628
Noninterest-bearing	1,628
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	193,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	161,803
Total liabilities	357,122
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	202,154
Accumulated other comprehensive income	752
Other equity capital components	0
Total equity capital	1,325,426

Total liabilities, minority interest, and equity capital	1,682,548

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz         )            Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)

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